Exhibit 10.44

January 10, 2006

Mr. Gary De Laurentiis
Chief Executive Officer
Itec Environmental Group, Inc.
5300 Claus Road
Riverbank, CA 95367

Dear Mr. De Laurentiis:

We are pleased to confirm the understanding and agreement under which KW Securities, Inc. (“KWS”) is engaged by Itec Environmental Group, Inc. (the “Company”) to act as placement agent in connection with the private placement of the Company’s securities (the “Agreement”).

1.  Engagement. The Company hereby engages KWS as its non-exclusive placement agent in connection with the placement, on a “best efforts” basis, of equity or equity-related securities of the Company (the “Securities”), on terms mutually acceptable to KWS and the Company (the “Proposed Offering”). KWS hereby accepts the engagement as placement agent for the Proposed Offering subject to, among other things, the satisfactory completion of KWS’s due diligence investigation and the non-occurrence of any material adverse change in the business, prospects or financial condition of the Company, and on the terms more fully set forth in this Agreement. This Agreement shall not give rise to any commitment by KWS or any other entity to purchase any securities of the Company. KWS provides no guarantee that the Proposed Offering or any other financing transaction will ever be completed or, if completed, as to the terms of the Proposed Offering or such other transaction. KWS shall serve as placement agent for a term of eighteen (18) months (the “Placement Period”).

2.  Services. As placement agent for the Proposed Offering, KWS shall, to the extent required or appropriate in connection with the Proposed Offering,

(a)  advise the Company on the structure and the terms of the Proposed Offering;

(b)  assist the Company in preparing the investment documents and/or private placement memorandum used in the Proposed Offering;

(c)  contact potential investors who might participate in the Proposed Offering, coordinate follow-up activities with potential investors, and in general supervise the investment consideration and placement process; and

(d)  assist the Company in negotiating the terms of the Proposed Offering.

3.  Compensation and Expenses.

(a)  For acting as placement agent in connection with the Proposed Offering, KWS shall be entitled to receive, and the Company shall pay to KWS (or its designee(s)), the following (collectively, the “Compensation”):

(i)  a warrant (the “Placement Warrant”) to purchase that number of shares of common stock of the Company equal to the greater of (i) the aggregate of three (3) shares of common stock for each One Dollar ($1.00) raised in the Proposed Offering, a form of the Placement Warrant is attached hereto as Exhibit A. A Placement Warrant shall be issued at the closing based on the number of Securities sold at such closing. The terms of the Placement Warrant shall be set forth in the form of Placement Warrant provided to the Company prior to the first closing of the Proposed Offering (but, at a minimum, the Placement Warrant shall be exercisable from time to time, in whole or in part, during the ten (10) year period commencing on the initial closing of the Proposed Offering, and shall contain registration rights and anti-dilution provisions satisfactory to KWS and its counsel).

(b)  Whether or not the Proposed Offering is consummated, the Company shall reimburse KWS for all of its out-of-pocket costs and expenses incurred in connection with its services hereunder, including, but not limited to, fees and expenses of its legal counsel and other professional advisors, travel expenses, data gathering and due diligence expenses, document reproduction and shipping expenses, the expenses related to meals or other expenses of meeting with potential investors or others, tombstone preparation expenses, and other placement related expenses. The foregoing costs and expenses will be paid by the Company to KWS promptly upon receipt by the Company of each invoice from KWS relating thereto setting forth in reasonable detail the items requiring reimbursement or payment, along with reasonable proof of the same. All expenses shall be pre-approved by the Company.

4.  Board Representation. Upon the date of this Agreement, KWS shall have the right to appoint a designee to the Company’s Board of Directors (the “Board”). This right shall terminate on the third anniversary of the date of this Agreement. The Company shall nominate KWS’s designee for election to the Board at any and all times that the shareholders of the Company take action (whether by meeting or written consent) to elect members of the Board and shall use best efforts to secure the designee’s election to the Board.

5.  Cooperation. The Company shall cooperate with KWS in connection with the performance of its due diligence related to its engagement hereunder and shall make available to KWS the Company’s management, employees, directors, accountants, counsel and other outside advisors, consultants, service providers, vendors and customers and such documents, books, records, studies and other information as it shall reasonably request in this respect. KWS’s willingness to proceed with the proposed transaction is subject to satisfactory results of its on-going due diligence.

6.  Negotiation; PPM. The Proposed Offering shall commence immediately upon the Company’s finalization, in conjunction with KWS, of a private placement memorandum (the “PPM”), subscription documents and other necessary materials. Such PPM and related documentation (collectively, the “Offering Materials”) initially shall be drafted by the Company and include all customary and necessary representations, warranties, disclosures and other Company information and shall include audited financial statements of the Company. The Company shall represent and warrant in writing to KWS that all such representations and warranties are true, complete and correct, and that the Offering Materials do not contain any untrue statement of a material fact or omit to state a material fact necessary to be stated therein in order to make the information presented not misleading. The Company shall be responsible for amending or supplementing the Offering Materials as necessary to correct any untrue statement of a material fact or any omission to state a material fact necessary to make the statements therein not misleading. The Company will not use any Offering Materials to which KWS reasonably objects.

7.  Offering to Prospective Investors; Compliance with Securities Laws. The Company reserves the right to reject an investment from any prospective investor. The Company and KWS each agrees to conduct the Proposed Offering in a manner intended to qualify for the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder. The Company agrees that the Proposed Offering is to be limited to “Accredited Investors” as such defined is defined in Regulation D; therefore the Company and KWS each agrees to limit offers to sell, and solicitations of offers to buy, Securities to persons reasonably believed by it to be “Accredited Investors” as so defined. The Company and KWS each agrees to conduct the Proposed Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, of applicable state “bluesky” laws and applicable securities laws of other relevant jurisdictions. KWS will be responsible, at the expense of the Company, for registering or qualifying the offer and sale of the Securities under applicable state “bluesky” laws, or securing exemptions from such registration or qualification requirements, and the Company will cooperate with KWS in connection therewith. The Company will not, for a period of six months following the last closing date of the Proposed Offering, offer for sale or sell any securities unless, in the opinion of counsel to the Company, reviewed by counsel to KWS, who advise KWS that it may rely thereupon, such offering will not cause the issuance of the Securities in the Proposed Offering to be subject to the registration or qualification requirements of applicable federal securities laws, state “bluesky” laws or the securities laws of any other jurisdiction (by integration with any other offering of securities or otherwise).

8.  Indemnification. The Company shall indemnify and hold harmless KWS in accordance with KWS’s standard indemnification agreement (a copy of which is attached hereto and is incorporate by reference herein), which shall be executed by the Company concurrently herewith.

9.  No Brokers. The Company represents and warrants to KWS that there are no brokers, representatives or other persons who have an interest in the compensation payable to KWS pursuant to the terms of this Agreement.

10.  Successors and Assigns; Binding Effect. The benefits of this Agreement shall, together with the separate indemnity agreement, inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. Neither the Company on the one hand, nor KWS on the other hand, shall assign its interest in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Company acknowledges that in rendering its services hereunder, KWS will be using and relying on the information provided to it by the Company and does not assume responsibility for the accuracy or completeness of any such information.

11.  Confidentiality.

(a)  Except as contemplated by the terms of this Agreement or as may be required by law or order of applicable regulatory authority (including the National Association of Securities Dealers Regulation, Inc.), KWS shall keep confidential and shall not disclose to any third party any confidential or proprietary information of the Company made available to it in connection with its engagement hereunder. Any information that is confidential or proprietary shall be identified as such to KWS by the Company, either in writing or orally (and then confirmed as such in writing), at the time such information is disclosed by the Company to KWS. KWS will use such confidential information only in connection with its engagement hereunder; provided, however, such confidentiality obligation shall not extend to (i) any information available to or in the possession of KWS prior to the date of its disclosure to KWS by or on behalf of the Company, (ii) any information generally available to the public, or (iii) any information which becomes available to KWS on a non-confidential basis from a third party who is not bound by a confidentiality obligation to the Company; and provided, further, such confidential information may be disclosed to KWS’s officers, directors, employees, consultants, agents, advisors or representatives in connection with the engagement hereunder provided that such persons are made aware of the obligations under this Section 11.

(b)  Any written or oral advice, analyses or reports provided by KWS to the Company in connection with its engagement hereunder are exclusively for the information of the Board of Directors and management of the Company (including the Company’s attorneys, accountants and other professional advisors) and may not be disclosed (in any form whatsoever) to or relied upon by any other party without the express prior written consent of KWS. Any description of or reference to KWS in the Offering Materials must be approved by KWS in writing prior to use, which approval will not be unreasonably withheld.

12.  Closing Matters. The Company will, at the closing of the Proposed Offering, provide KWS with a copy of the same favorable opinion of its counsel as is furnished to the investors participating in such closing (if such an opinion is provided as part of the transaction), together with a letter from such counsel that its opinion to investors may be relied upon by KWS as if addressed to it. In addition, at the closing, the Company will provide KWS and participating investors with certificates of officers of the Company and such other representatives, warranties, undertakings, and other documents as KWS or its counsel may reasonably request, in form and substance satisfactory to KWS and its counsel. The essence of this requirement will be to confirm compliance with securities laws, to confirm information provided to investors, and to confirm that the terms of the Proposed Offering to which investors subscribed remain as presented to them.

13.  Miscellaneous.

(a)  This Agreement may not be amended or modified except in writing signed by the parties.

(b)  This Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California. Each of KWS and the Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby, including without limitation, any such legal suit, action or proceeding against any present or former officer, partner, employee or agent of KWS, each of whom is intended to be a third-party beneficiary of the agreement contained in this Section, shall be instituted exclusively in California Supreme Court or in the United States District Court for the Southern District of California, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the California Supreme Court, and the United States District Court for the Southern District of California in any such suit, action or proceeding. Each of KWS and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the California Supreme Court or in the United States District Court for the Southern District of California, and agrees that (x) service of process upon the Company mailed by certified mail to the Company’s address on the first page of this Agreement shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and (y) service of process upon KWS mailed by certified mail to 1001 Bayhill Drive, Suite 170, San Bruno, CA 94066 and shall be deemed in every respect effective service process upon KWS in any such suit, action or proceeding.

(c)  Notwithstanding anything herein to the contrary, the representations, warranties and covenants set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of KWS or any other entity or persons and, along with the compensation, reimbursement, future services, indemnification, contribution and confidentiality provisions hereof, shall survive this Agreement and KWS’s engagement hereunder.

(d)  If KWS incurs legal or other costs in collecting amounts due to it hereunder, such costs shall be reimbursed by the Company.

(e)  The captions in this Agreement are used for convenience only and shall not be considered in interpreting this Agreement.

(f)  This Agreement may be executed in counterparts, all of which together shall constitute one binding agreement between KWS and the Company. Signatures on documents delivered by facsimile/telecopier shall be deemed original signatures.

(g)  All references herein to the date of this Agreement shall be deemed to mean the date on which this Agreement is countersigned by the Company as set forth below.

(h)  This Agreement, together with the Exhibit hereto, contains the entire agreement between the Company and KWS concerning the subject matter hereof and supersedes any prior understanding or agreement with respect thereto. Any waiver of any right or obligation hereunder must be in writing signed by the party against whom enforcement is sought.

If the terms of our engagement as set forth in this Agreement are satisfactory to you, kindly sign and date the enclosed copy of this Agreement and indemnification agreement and return them to the undersigned. If this Agreement is not executed by the Company within ten (10) days of the date hereof it shall cease to be a valid offer by KWS to act as the exclusive placement agent to the Company and it shall be deemed withdrawn.

Very truly yours,

KW SECURITIES, INC.

By:	/s/
Name: Lawrence A. Krause
Title:
Date: January 10, 2006

ACCEPTED AND AGREED

ITEC ENVIRONMENTAL GROUP, INC.:

By:
Name: Gary De Laurentiis
Title: President and CEO
Date: January 10, 2006

Exhibit A
Form of Warrant

WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT

Warrant To Purchase ________ Shares of Common Stock

ITEC ENVIRONMENTAL GROUP, INC.

Date of Issuance: ________, 2006

No. _______

THIS CERTIFIES that, for value received, ___________________________________, or its assigns (in either case, the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Itec Environmental Group, Inc., a Delaware corporation (the “Company”), at the price per share set forth in Section 8 hereof, that number of shares of the Company’s common stock (the “Common Stock”) set forth in Section 7 hereof. This Warrant is referred to herein as the “Warrant” and the shares of Common Stock issuable pursuant to the terms hereof are sometimes referred to herein as “Warrant Shares.”

1. Holder Exercise of Warrant. This Warrant shall only be exercisable in whole. To exercise this Warrant in whole, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) a check in the amount of the aggregate exercise price for the Warrant Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) the check mentioned above, and (iii) this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice, provided this Warrant has vested on or prior to the date such notice is delivered. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable.

The Warrant shall expire on _________________ (the “Expiration Date”). The Investor may exercise the warrant at any time prior to the Expiration Date. The Company has no restriction on the sale or transfer of the Warrant or Warrant Shares; however, the Investor is required to comply with all state and U.S. laws and regulations relating to security sales and transfers.

2. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

3.  Fractional Shares. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

4.  Transfer of Warrant and Warrant Shares. The Holder may sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole, in accordance with and subject to the terms and conditions set forth in the Subscription Agreement and then only if such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities.

5.  Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor.

6.  Rights of the Holder. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. Prior to exercise, no provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the holder for the purchase price of any warrant shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.  Number of Warrant Shares. This Warrant shall be exercisable for _______ shares of the Company’s Common Stock, as adjusted in accordance with this Agreement.

8.  Exercise Price; Adjustment of Warrants.

a.  Determination of Exercise Price. The per share purchase price (the “Exercise Price”) for each of the Warrant Shares purchasable under this Warrant shall be equal to $0.06.

b. Adjustment for Mergers or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

c.  NO IMPAIRMENT. THE COMPANY WILL NOT, THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ISSUE OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS TO BE OBSERVED OR PERFORMED HEREUNDER BY THE COMPANY, BUT WILL AT ALL TIMES IN GOOD FAITH ASSIST IN THE CARRYING OUT OF ALL THE PROVISIONS OF THIS SECTION AND IN THE TAKING OF ALL SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO PROTECT THE EXERCISE RIGHTS OF THE HOLDER OF THIS WARRANT AGAINST IMPAIRMENT.

d. Issue Taxes. The Company shall pay issue taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

e.  Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of common stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all appropriate corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

9. Certain Distributions. In case the Company shall, at any time, prior to the Expiration Date, declare any distribution of its assets to holders of its common stock as a partial liquidation, distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder shall be entitled, upon the proper exercise of this Warrant in whole prior to the effecting of such declaration, to receive, in addition to the shares of common stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of common stock as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to the Holder had it been a holder of record of such shares of common stock on the record date for the determination of those holders of Common Stock entitled to such distribution.

10. Dissolution or Liquidation. In case the Company shall, at any time prior to the Expiration Date, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the proper exercise of this Warrant in whole and prior to any distribution associated with such dissolution, liquidation, or winding up, to receive on such exercise, in lieu of the shares of Common Stock to which the Holder would have been entitled, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been a holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such dissolution, liquidation, or winding up distribution.

11.  Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of common stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of common stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, by a holder by the number of shares of common stock which might have been purchased upon exercise of this warrant immediately prior to such reclassification or change. Any such provision shall include provisions for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this warrant. The foregoing provisions of this Section 12 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of common stock. In the event that in any such capital reorganization, reclassification, or other change, additional shares of common stock shall be issued in exchange, conversion, substitution or payment, in whole, for or of a security of the Company other than common stock, any amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company shall be final and binding on the Holder.

12.  Miscellaneous.

a.  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties, except to the extent otherwise provided herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflict of laws thereof.

c. Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

d.  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e. Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified by certified mail, return receipt requested and: (i) if to the Company, addressed to Itec Environmental Group, Inc., 5300 Claus Road, Riverbank, California 95367, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and (ii) if to the Warrant holder, at the address indicated on the signature page hereof, or at such other addresses as such Holder may designate by notice to the Company in accordance with the provisions of this Section.

f.  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of the Holders.

g.  Entire Agreement. This Agreement, the Memorandum (including the appendices and schedules thereto) by and between the Company and the Holder, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

IN WITNESS WHEREOF, the undersigned hereby sets is hand and seal this ___ day of _________, 2006.

Itec Environmental Group, Inc.

By:
Name: Gary De Laurentiis
Title: President and Chief Executive Officer

Investor Name: ____________________________________

Investor Address: __________________________________

_________________________________________________

_________________________________________________

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of the Warrant)

TO: Itec Environmental Group, Inc.

The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on ______________ and to purchase thereunder __________* shares of Common Stock of Itec Environmental Group, Inc. (the “Company”) and herewith encloses either payment of $____________ or instructions regarding the manner of exercise permitted under Section 1 of the Warrant, in full payment of the purchase price of such shares being purchased.

Dated: ________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)
(Please Print Name)
(Address)

*
Insert here the number of shares being exercised, without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

Itec Environmental Group, Inc.
P.O. Box 760
Riverbank, CA 95367
Tel: (209) 863-8076
Fax: (209) 863-9839

December 1, 2006

Mr. Lawrence Krause
KW Securities Corporation
1001 Bayhill Drive, Suite 170
San Bruno, CA 94066

Re: Amendment to Engagement Agreement

Dear Mr. Krause,

This agreement (the “Amended Engagement Agreement”) amends that certain engagement agreement dated January 10, 2006 (the “Agreement”) by and between KW Securities Corporation, (“KW”) and Itec Environmental Group, Inc., a Delaware corporation (“Itec”). A copy of the Agreement is attached hereto as Exhibit A. The amendment is as follows:

1.	Compensation and Expenses. Section 3(a)(i) shall be deleted in its entirety and substituted therefore shall be the following:

(i)  a warrant (the “Placement Warrant”) to purchase that number of shares of common stock of the Company pursuant to the following:

(A)  for the initial Five Million Dollars ($5,000,000) raised under the Proposed Offering, KW shall receive one (1) warrant share for each One Dollar ($1.00) raised by KW with a strike price of $0.06 per share/cashless;

(B)  for the remaining amount raised under the Proposed Offering, up to a maximum of Four Million Dollars ($4,000,000), KW shall receive 1.875 warrant shares for each One Dollar ($1.00) raised by KW with a strike price of $0.06 per share/cashless; and

(C)  in connection with the Arbor Malone, LLC investment of Two Million Three Hundred Thousand Dollars ($2,300,000), KW shall receive four million (4,000,000) warrant shares with a strike price of $0.06 per share/cashless.

A Placement Warrant shall be issued at the closing based on the number of Securities sold at such closing. The terms of the Placement Warrant shall be set forth in the form of Placement Warrant provided to the Company prior to the first closing of the Proposed Offering (but, at a minimum, the Placement Warrant shall be exercisable from time to time, in whole or in part, during the ten (10) year period commencing on the initial closing of the Proposed Offering, and shall contain registration rights and anti-dilution provisions satisfactory to KWS and its counsel). A form of the Placement Warrant is attached hereto as Exhibit A.

This Amended Engagement Agreement and the Agreement, as attached hereto as Exhibit A, contain all of the terms and conditions agreed upon by Itec and KW relating to the subject matter of this Amended Engagement Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting this subject matter.

Except as specifically amended hereby, the Agreement shall remain in full force and effect as originally written. This Amended Engagement Agreement shall be deemed to be incorporated in and a part of the Agreement.

The titles and subtitles of the sections of this Amended Engagement Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement. Capitalized terms used but not otherwise defined in this Amended Engagement Agreement shall have the specific meanings set forth in the Agreement.

If the foregoing accurately sets forth your understanding concerning this matter, please acknowledge your concurrence by signing this letter in the space indicated below.

Very truly yours,

ITEC ENVIRONMENTAL GROUP, INC.

By:
Name: Rodney S. Rougelot
Title: Chief Executive Officer

AGREED AND ACCEPTED:

Dated: December ____, 2006

KW SECURITIES CORPORATION

By:
Name: Lawrence Krause
Title: Principal